EXHIBIT 10.17

CONFIDENTIAL TREATMENT

FOUNDRY MANUFACTURING AGREEMENT

THIS FOUNDRY MANUFACTURING AGREEMENT (the “Agreement”) is entered into on February 27, 2007 (the “Effective Date”) by and between OmniVision International Holding Ltd., a Cayman Islands company, having its registered office at Second Floor, Zephyr House, Mary Street, P. O. Box 709, George Town, Grand Cayman, Cayman Islands, British West Indies (“OmniVision”) and Powerchip Semiconductor Corp., a company duly incorporated under the laws of the Republic of China, having its principal office located at No. 12, Li-Hsin Rd. 1, Hsinchu Science Park, Hsinchu, Taiwan, R.O.C. (“PSC”).  OmniVision and PSC are each a “Party” and collectively the “Parties”.

RECITALS

WHEREAS, OmniVision intends to have a manufacturing source for its CMOS image sensor products;

WHEREAS, PSC is in the business of providing foundry services for integrated circuits;

WHEREAS, the Parties wish to exploit and further jointly develop certain pixel related process technology (the “Target Technology” as defined herein) for PSC to process certain CMOS Image Sensors (CIS) products of OmniVision design (the “Products” as defined herein) at PSC.

NOW, THEREFORE, in consideration of the foregoing and the covenants and promises contained in this Agreement, the Parties agree as follows:

SECTION I
DEFINITIONS

1.1           “Additional Contributions” shall mean the resources contributed by the parties in furtherance of this Agreement as set forth in Exhibit E.

1.2           “Background Technology” shall have the meaning set forth in Section 5.1.

1.3           “Development Schedule” shall have the meaning set forth in Exhibit A.

1.4           “Intellectual Property Right(s)” shall mean any and all intellectual property rights associated with technologies, processes, procedures, products, designs, inventions (whether patentable or not), discoveries, know-how, and documents thereof, including, without limitation: patents, utility models and the like issued anywhere in the world, and applications therefor, including any additions, continuations, continuations-in-part, divisions, reissues, renewals and extensions based thereon; copyrights and all other literary property and rights in works of authorship, as well as all rights, title and interest in and to all copyrights, copyright registrations, certificates of copyrights and copyrighted

***         Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission.  Omitted portions have been filed separately with the Commission.

Confidential

interests; all mask work rights, mask work applications, and mask work registrations; and trade secrets.

1.5           “Processes” shall mean the processes and technologies represented by the Target Technology jointly developed by PSC and OmniVision which will be used by PSC to provide foundry services to OmniVision for the manufacture of the Products during the term of this Agreement.

1.6           “Products” shall mean OmniVision integrated circuit products containing CMOS image sensors with specifications set forth in Exhibit A, to be manufactured by PSC for OmniVision under this Agreement.

1.7           “Proprietary Technology” shall have the meaning set forth in Section 5.1.

1.8           “Qualification” shall have the meaning set forth in Section 2.1.

1.9           “Quality and Reliability Specifications” shall mean the parametric, electrical, process flow, quality, and reliability specifications, as well as other standards or requirements, for the Products. The initial set of Quality and Reliability Specifications adopted by OmniVision will be furnished to PSC within fifteen (14) days after the Effective Date.

1.10         “Target Technology” shall have the meaning set forth in Exhibit C.

SECTION II
PROCESS DEVELOPMENT; QUALIFICATIONS

2.1           Both Parties shall make good faith efforts to develop the Processes in accordance with the Development Schedule.  The Processes shall be tested at PSC for the Products prior to production (the “Qualifications”) so that the Products manufactured by the Processes will conform to the Quality and Reliability Specifications.  PSC shall make good faith efforts complete the Qualifications at least one month before the production date in accordance with the Development Schedule, such that OmniVision can plan and place its wafer order accordingly. Each Party shall give the other party 90-day prior written notice in the event that the Party  expects  not to meet the above schedule for any reason, and the Parties will discuss in good faith for expeditious resolution.

2.2           OmniVision shall, upon the full Qualification of the Processes and throughout the remainder term of this Agreement, provide PSC on a monthly basis, six-month rolling forecasts (each a “Rolling Forecast”) of the estimated volume requirements, as initially set forth in Exhibit B. Notwithstanding the foregoing, PSC agrees that, as a pre-condition to OmniVision’s commitment to purchase, the terms and conditions set forth elsewhere in this Agreement (including, without limitation, wafer price, capacity reserve and quality, reliability and yield requirements) shall be satisfied and continue to be satisfied. Loading volumes for the remaining months of a Rolling Forecast shall represent the bona fide

***         Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission.  Omitted portions have been filed separately with the Commission.

projection of the demands by OmniVision based on the current market condition, and are provided to PSC for planning purposes and not binding upon OmniVision.

2.3           PSC shall confirm the Rolling Forecast within 5 working days after receipt and shall make commercially reasonable efforts to provide capacity per OmniVision forecasts.

2.4           [***]

SECTION III
PURCHASE AND SUPPLY

3.1           OmniVision will place purchase orders (each a “Purchase Order”) for the quantities of Products required by OmniVision.  A Purchase Order shall include any and all purchase information released or issued by OmniVision specifically relating thereto, including any and all reasonable instructions that shall govern the particular purchases.

3.2           PSC shall notify OmniVision in writing within five (5) working days upon receipt of a Purchase Order, either to accept the Purchase Order or to suggest the way in which PSC wishes to modify the Purchase Order.  A Purchase Order placed by OmniVision shall be deemed accepted by PSC absent a timely, written notice of intent to modify. In the event of modification, PSC and OmniVision shall consult with each other immediately to resolve the differences in good faith.

3.3           OmniVision will make a refundable, interest-bearing deposit in the amount of four (4) million US Dollars (the “Deposit”) into PSC’s designated bank account on the Effective Date as a down payment, in the form of wire transfer.

3.4           The prices for the Products shall be consistent with Exhibit B.  Unless otherwise agreed to by the Parties in writing, payment terms shall be net thirty (30) days from the date OmniVision receives an invoice; provided however, that OmniVision shall not be invoiced earlier than the actual shipment of the Products.  PSC may issue quotations from time to time so long as no terms and conditions of such quotations shall contradict with this Agreement.  If there is any discrepancy or contradiction between the terms and conditions of this Agreement and those of any quotation, this Agreement shall prevail.

SECTION IV
SHIPMENT AND ACCEPTANCE; WARRANTIES

4.1           The Products shall be packed and labeled according to OmniVision requirements which will contain the trademark, logo or other indicia of OmniVision and suitable for shipment according to a standard not less than the then prevailing manufacturing practices of the industry. PSC shall deliver the Products to OmniVision or its designated party on the trade term of FCA or pursuant to other applicable delivery term as agreed by both Parties in writing.  Title and risk of loss to the Products shall pass to OmniVision consistent with the terms and conditions of INCOTERMS 2000.

***         Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission.  Omitted portions have been filed separately with the Commission.

4.2           Upon the receipt of the Products by OmniVision or its designated party, OmniVision shall notify PSC within fifteen  (15) days (the “Acceptance Period”), in writing, if there is any obvious visual defect other than the failure of the Products to meet the Quality and Reliability Specifications (for example, broken or damaged package boxes, wrong products or incorrect quantity of the Products).  If the rejection is based on a failure of the Products to meet the Quality and Reliability Specifications, the Parties shall follow the procedure set forth in Section 4.3 below, and OmniVision may request that any pending and unshipped Purchase Orders be held until the origin and nature of the problems is ascertained, and such request shall be honored by PSC.

4.3           PSC warrants that the Products delivered hereunder shall meet the Quality and Reliability Specifications and shall be free from defects in material and workmanship under normal and intended use of the Product. If there is any defect in the Products, the Parties shall promptly enter into a discussion upon notification by OmniVision to reach a mutual agreement on the best solution, and PSC shall as soon as reasonably practicable repair, replace or credit OmniVision for such non-conforming Products, or take other reasonable actions to cure the problems to the satisfaction of OmniVision.

4.4           OmniVision may, with PSC’s consent, such consent not to be unreasonably withheld, send its representatives to visit PSC’s production facilities. Such visit shall be conducted during PSC’s normal working hours. While staying on the production facilities, OmniVision’s representatives shall fully comply with PSC’s internal rules and regulations.

4.5           PSC shall keep records of all process and production control information and summaries of production monitors concerning the manufacture of the Products for a period of five  (5) years from the date of production, and upon OmniVision’s request, shall provide OmniVision such process and production control information.

4.6           THE LIABILITY FOR ANY CLAIM ARISING FROM ANY CAUSE INCLUDING, BUT NOT LIMITED TO, THE MANUFACTURE, SALE, OR DELIVERY OF ANY PRODUCTS, SHALL IN NO EVENT EXCEED THE TOTAL AMOUNT FOR THE PURCHASE AND SALE OF THE PRODUCTS UNDER THIS AGREEMENT FOR WHICH THE DEFAULTING PARTY HAS BREACHED CONTRACTUAL OBLIGATIONS.

4.7           EXCEPT WITH RESPECT TO CONFIDENTIAL OBLIGATION UNDER SECTION 5.4, NEITHER PARTY SHALL BE LIABLE FOR ANY SPECIAL, INCIDENTAL OR CONSEQENTIAL DAMAGES ARISING IN ANY WAY OUT OF THIS AGREEMENT, HOWEVER CAUSED, INCLUDING, WITHOUT LIMITATION, DAMAGES FOR LOST PROFITS, LOSS OF DATA, OR COSTS FOR PROCUREMENT OF SUBSTITUTE GOODS OR SERVICE.

***         Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission.  Omitted portions have been filed separately with the Commission.

4.8           Each party disclaims any indemnification of IPR infringement arising from this development or foundry business.

SECTION V
INTELLECTUAL PROPERTY RIGHTS AND PROPRIETARY INFORMATION

5.1           OmniVision and PSC agree to cooperate in good faith and develop the leading-edge process technologies, as listed in more detail in Exhibit C (“Target Technology”), to achieve time-to-market, cost-efficiency, and superior quality reliability and yield standards.  The Target Technology, together with all Intellectual Property Rights (the “IPRs”) contained therein, shall be jointly owned by PSC and OmniVision.  The IPRs of the Product design are proprietary to OmniVision (“OmniVision Proprietary Technology”) and shall be solely owned by OmniVision.  The IPRs of certain processes that are proprietary to PSC (“PSC Proprietary Technology”) shall be solely owned by PSC.  Each of OmniVision and PSC shall contribute its process technologies to the joint development as Background Technology, listed in attached Exhibit C.  Each OmniVision and PSC shall separately own the respective background technology (“Background Technology”), together with all improvements thereof, as part of respective OmniVision or PSC Proprietary Technology (collectively, “Proprietary Technology”). For avoidance of doubt, the ownership of the Intellectual Property Rights under this Agreement is as illustrated in Exhibit D.  Each Party will use its intellectual property to accomplish the development of Target Technology.

5.2           The Parties agree that PSC will not have the right to use the Target Technology or OmniVision Proprietary Technology to provide foundry service either for its own or to any third party without obtaining OmniVision’s prior written consent.  Notwithstanding the foregoing, PSC may continue to pursue the business in existence as of the Effective Date and PSC may freely contact any customers for any business under any technologies other than the Target Technology hereunder and OmniVision Proprietary Technology.  In the event that OmniVision or OVT will license its Products using the process developed under this Agreement to any third party, PSC will have the right to provide foundry service to such licensee.  PSC shall be granted a non-exclusive non-transferable license, without right to sublicense, to use the OmniVision Proprietary Technology for the sole purpose contemplated herein.

5.3           The term “Proprietary Information” shall mean any information provided by a Party that is identified as proprietary and/or confidential and disclosed to the other Party under this Agreement.  For written Proprietary Information, it shall be clearly marked “Confidential” or “Proprietary”. All oral disclosures of Proprietary Information shall be identified as such prior to disclosure and confirmed in writing by the disclosing Party (“Discloser”) within thirty (30) days of disclosure. In case of disagreement, the receiving Party (“Recipient”) must make a written objection thereto within thirty (30) days after receipt of the written information or written confirmation of orally disclosed information.  Notwithstanding the foregoing, the Rolling Forecasts and Quality and Reliability

***         Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission.  Omitted portions have been filed separately with the Commission.

Specifications shall be deemed the Proprietary Information of OmniVision without marking. The Proprietary Information shall not include information that: (1) is now or subsequently in the public domain or otherwise becomes available to the public other than by Recipient’s breach of this Agreement; (2) has been rightfully in Recipient’s possession before the disclosure of such Proprietary Information by Discloser, as sufficiently proved by Recipient’s written records; (3) is rightfully received by Recipient from a third party entitled to do so; (4) is independently developed by Recipient without use of any Proprietary Information of Discloser and can be sufficiently proved so by Recipient’s written records; or (5) is properly authorized by Discloser for release or disclosure.

5.4           Except as otherwise expressly provided herein, for a period of five (5) years starting from the date of each disclosure, Recipient agrees to maintain the Proprietary Information disclosed by Discloser in strict confidence, not to make use thereof other than for the performance of this Agreement, to release it only to employees who have a need to know the same, and not to release or disclose it to any third party without the prior written consent of Discloser. Recipient shall be jointly and severally liable for any and all damages arising from the breach of this confidentiality obligation by its employees who have or had access to the Proprietary Information. In the event that when OmniVision discloses aforementioned Proprietary Information to OVT, OVT shall likewise be bound by terms and conditions of this Agreement. Any breach of the confidential obligation hereof by OVT will be deemed breach of this Agreement by OmniVision.

5.5           All Proprietary Information and any copies shall remain the property of Discloser. Upon expiration or termination of this Agreement, Recipient shall immediately return the original and all copies of Proprietary Information in all tangible forms, or if stored electronically in digital form, shall erase and destroy all of the Proprietary Information so stored and shall furnish Discloser with a statement signed by Recipient’s duly authorized representative stating that all such Proprietary Information has been destroyed or erased.

5.6           Recipient agrees and acknowledges that due to the unique nature of the Proprietary Information, remedy at law for any breach of the obligations hereunder may be inadequate, that any such breach may result in irreparable and significant harm to Discloser, and that Discloser is entitled to seek injunctive or other equitable relief in addition to remedies it might have at law.

5.7           Notwithstanding the foregoing, Recipient may disclose or produce any Proprietary Information if and to the extent required by any discovery request, subpoena, court order or governmental action or requirement; provided, that Recipient gives Discloser reasonable advance notice of the same (e.g., so as to afford Discloser a reasonable opportunity to appear, object and obtain a protective order or other appropriate relief regarding such disclosure).

***         Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission.  Omitted portions have been filed separately with the Commission.

SECTION VI
TERM AND TERMINATION

6.1           The term of this Agreement shall be five (5) years (the “Initial Term”) from the Effective Date, unless it is terminated earlier in accordance with Section 6.2.  At the expiration of the Initial Tem, this Agreement may be extended for additional terms upon mutual agreement (each additional term, a “Renewal Term;” together with the Initial Term, the “Term”).

6.2           This Agreement may be terminated by a Party if the other Party: (i) gives 180 days advance written notice; (ii) breaches any material provision of this Agreement and does not cure or remedy such breach within sixty (60) days after receiving notice of the breach; or (iii) becomes the subject of a voluntary or involuntary petition in bankruptcy or any proceeding relating to insolvency, receivership, liquidation, or composition for the benefit of creditors if such petition or proceeding is not dismissed with prejudice within sixty (60) days after filing.

6.3           Sections 4.3 (Warranties), 5.1 through 5.7 (Intellectual Property Rights and Proprietary Information), 6.3 (Effect of Termination) and Section VII (Miscellaneous) shall survive any termination and expiration of this Agreement. Except as set forth in this Agreement, all other rights and obligations of the Parties under this Agreement shall terminate upon the effective date of termination of this Agreement.

SECTION VII
MISCELLANEOUS

7.1           Assignment.  Neither Party shall assign this Agreement or any right, obligation, or interest under this Agreement, nor delegate or subcontract any work or obligation to be performed under this Agreement, without the other Party’s prior written consent except to an affiliate or to a successor by virtue of a merger, consolidation, reorganization or sale of all or substantially all of its assets related to this Agreement. Any attempted assignment or delegation in contravention of this section shall be null and void, and ineffective in law or in equity; provided that OmniVision may assign this Agreement, in whole or in part, to an affiliate, provided that such affiliate shall notify PSC in advance and be bound to all the obligations of OmniVision and its own under this Agreement. This Agreement shall inure to the benefit of and be binding upon the Parties and their respective successors and permitted assigns.

7.2           Waiver. The waiver by either Party of any default or breach of this Agreement shall not constitute a waiver of any other or subsequent default or breach.

7.3           Relationship of the Parties. The relationship of the Parties hereto is that of independent contractors. Neither Party nor its agents or employees shall be deemed to be the agents, employee, joint venture, partner or fiduciary of the other Party. Neither Party shall have

***         Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission.  Omitted portions have been filed separately with the Commission.

the right to bind the other Party, transact any business in the other Party’s name or on the other Party’s behalf or incur any liability for or on behalf of the other Party.

7.4           Non-Publicity.  No publicity or information regarding the existence or contents of this Agreement shall be given or released by either Party without the prior written consent of the other Party, except for required by applicable laws or regulations (inclusive of stock exchange regulations) or in connection with a permitted assignment of this Agreement.

7.5           Dispute Resolution.  The Parties will attempt to resolve any dispute arising under or in connection with this Agreement in good faith. If a dispute is not resolved within ninety (90) days after written notice of the dispute, then the dispute will be submitted to and resolved by the courts in Taiwan in accordance with the laws of Taiwan if the respondent is PSC, and to the courts in California, USA in accordance with the laws of the State of California, USA if the respondent is OmniVision; provided that either Party will be permitted to seek injunctive or temporary relief in any court of competent jurisdiction.

7.6           Force Majeure.  Neither Party shall be responsible for any delay, failure to perform or non-performance (the “Event of Default”) under this Agreement if such an Event of Default is attributable to unforeseeable circumstances or causes beyond its control, including but not limited to, labor dispute, strike, labor shortage or stoppage, embargo, war or act of war (whether an actual declaration is made or not), insurrection, riot, or civil commotion, act of public enemy or sabotage, act of any governmental authority, judicial action, acts of civil and military authorities, short or reduced supply of fuel or raw materials, fire, floods, earthquakes or other types of Act of God.  In such event, the performance so affected by the force majeure event shall be extended corresponding to the period of time such force majeure event exists.

7.7           Notices.

All notices required or permitted to be sent by either Party to the other Party under this Agreement shall be in English and sent by registered mail or an express delivery service, postage or shipping cost prepaid, by personal delivery or by fax. Any notice given by fax shall be followed by a confirmation copy within three (3) working days. Unless changed by written notice given by a Party to the other Party, the addresses and fax numbers of the respective Parties shall be as follows:

To PSC:
Powerchip Semiconductor Corp.
No. 12, Li-Hsin Rd. 1
Hsinchu Science Park, Hsinchu, Taiwan, R.O.C.

***         Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission.  Omitted portions have been filed separately with the Commission.

Attention: Alec Chen with Logic Product Division
Tel: +886-3-5795000 Ext. 2139
Fax: +886-3-5792014

To OmniVision:
OmniVision International Holding, Ltd.
Second Floor, Zephyr House, Mary Street
P. O. Box 709, George Town
Grand Cayman, Cayman Islands, British West Indies

Attention: James He, Director

With a copy to:
OmniVision Technologies Inc.
1341 Orleans Drive
Sunnyvale, CA 94089

Attention: General Counsel
Tel: 408-542-3000
Fax: 408-542-3001

7.8           Export Regulations. The export of commodities or technical data from the United States of America, and/or the re-export from foreign countries of commodities or technical data or direct products of technical data of United States of America origin may be conditioned upon the issuance of an export license by the government of the United States of America. Each Party represents that it will not export or re-export any commodities or technical data or direct products of technical data in furtherance of this Agreement unless and until it has complied in all respects with the United States of America Export Control Regulations or the corresponding Taiwan export regulations, and/or other applicable foreign export laws and regulations.

7.9           Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of State of California, USA, without regard to its conflict of laws provisions.  Disputes arising hereunder which cannot be resolved amicably between the Parties shall be submitted to the courts in Taiwan in accordance with the laws of Taiwan if the respondent is PSC, and to the courts in California, USA in accordance with the laws of the State of California, USA if the respondent is OmniVision.

7.10         Severability. If any provision in this Agreement shall be held to be invalid, illegal or unenforceable according to its terms by any court or tribunal having competent jurisdiction over the Parties and subject matter, such holding shall not affect the validity of the other provisions of this Agreement and the Parties intend to give such other

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provisions the full force and effect as if this Agreement contained no such invalid provisions at the outset..

7.11         Headings. The section headings used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

7.12         Entire Agreement. This Agreement, together with its Exhibit(s), shall constitute the entire agreement between the Parties with respect to the subject matter hereof and supersede and replace all prior or contemporaneous understandings, agreements, dealings, and negotiations, oral or written, regarding the subject matter. No modification, alteration or amendment of this Agreement shall be effective unless in writing and signed by both Parties. No waiver of any breach or failure by either Party to enforce any provision of this Agreement shall be deemed a waiver of any other or subsequent breach or a waiver of future enforcement of that or any other provision.  The language governing this Agreement will be English and the English version of this Agreement will be deemed the original.

7.13         Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

***         Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission.  Omitted portions have been filed separately with the Commission.

IN WITNESS WHEREOF the Parties hereto have caused this Agreement to be duly executed on their behalf by their duly authorized officers and representatives on the date first given above.

OMNIVISION INTERNATIONAL HOLDING, LTD.		POWERCHIP SEMICONDUCTOR CORP.

BY:	/S/ SHAW HONG	BY:	/S/ BRIAN SHIEH

NAME: SHAW HONG		NAME: BRIAN SHIEH

TITLE: DIRECTOR		TITLE: PRESIDENT

DATE: FEB. 26, 2007		DATE: FEB. 27, 2007

***         Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission.  Omitted portions have been filed separately with the Commission.

EXHIBIT A

DEVELOPMENT SCHEDULE

I.              Product Specifications and Schedule

1.             The following represents the Products specifications of OmniVision and the bona fide development schedule (the “Products Schedule”).

[***]

2.             OmniVision will make good faith efforts to develop the Products in accordance with the Product schedule.  In the event that OmniVision expects not to meet the Product Schedule for any reason, OmniVision shall give PSC 90 days prior written notice.

***         Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission.  Omitted portions have been filed separately with the Commission.

EXHIBIT B

PURCHASING SPECIFICATIONS

I.              Wafer Loads

1.             Volume Forecasts: the following represents bona fide projection of production volume of OmniVision for the Products in year 2008:

[***]

2.             PSC will make commercially reasonable efforts to provide capacity per OmniVision above forecast.  Upon Process Qualification, OmniVision will provide PSC with a 6-month monthly rolling forecast for the Products and PSC will confirm it within 5 working days after receipt.

II.            Wafer Price and Conditions

1.             Wafer Prices for the Products:

[***]

2.             [***]

3.            The prices shall be subject to the quality, reliability and yield standards pursuant to OmniVision requirements, in particular, Price Adjustment set forth in III.2 below.

4.             Test-run wafers: OmniVision is responsible for test-run wafers after Products Tapeout; PSC is responsible for test-run wafers prior to Product Tapeout.

5.             [***]

6.             [***]

7.             [***]

III.           Yield Requirements and Price Adjustments

1.             [***]

2.             [***]

***         Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission.  Omitted portions have been filed separately with the Commission.

EXHIBIT C

TARGET AND BACKGROUND TECHNOLOGY

I.              Target Technology

The following is the list of Target Technology to be jointly developed by OmniVision and PSC based on certain pixel related process technology under this Agreement, and the ownership shall be co-owned by OmniVision and PSC for IP developed during the course of joint development.

[***]

II.            Background Technology

OmniVision agrees to contribute the following background technology (“OmniVision Background Technology”) to the joint development, and PSC acknowledges that such technology shall be owned by OmniVision exclusively.

[***]

***         Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission.  Omitted portions have been filed separately with the Commission.

EXHIBIT D

Illustration of Ownership of Intellectual Property Rights

Note: OVI  in the above chart refers to OmniVision.

***         Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission.  Omitted portions have been filed separately with the Commission.

EXHIBIT E

ADDITIONAL CONTRIBUTION OF RESOURCES

Each Party will provide the following resources towards the development of the Target Technology at its own expense:

OmniVision	PSC
Two OmniVision process integration engineers on PSC site: 1 from July, 2007 and another at a later time to be determined.	Engineering support as necessary and reasonably requested by OmniVision.
Test Run Wafer (after OmniVision Tape Out)	Test Run Wafer (before OmniVision Tape Out)
Tape Out Mask	TEG Mask
[***]	Current available equipments

[***]

***         Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission.  Omitted portions have been filed separately with the Commission.